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                                                                    Exhibit 10.6

                     NON-DISCLOSURE AND INVENTIONS AGREEMENT

Non Disclosure and Inventions Agreement (the "Agreement") between The Recovery Network ("Company"), and William Moses ("Employee"), dated as of January 30, 1997. For their mutual benefit and in consideration of the employment or continued employment of Employee by Company, or its subsidiaries, affiliates or successors, Company and Employee hereby agree as follows:

1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

(A) ACCESS TO CONFIDENTAL INFORMATION; DEFINITIONS

Employee acknowledges and agrees that Employee may have access to or may create or aid in the creation of information or material that is commercially valuable to Company and not generally known in the industry (Company's "Confidential Information"). Confidential Information includes but is not limited to:

         (i) any and all versions of any Company proprietary computer software and any documentation related thereto;

         (ii) technical information concerning Company's products and services, including product data and specifications, know-how, formulae, diagrams, flow charts, drawings, source code, object code, program listings, test results, processes, inventions, research projects and product development;

         (iii) any and all versions of any Company designs, patents, trademarks or copyrightable works, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, business plans

         (iv) information concerning Company's business, including cost information, profits, sales information, accounting and unpublished financial information, business plans or strategies, markets and marketing methods, customer lists and customer information, sponsor lists and sponsor information, purchasing techniques, supplier lists and supplier information and advertising strategies;

         (v) information concerning Company's employees, including salaries, strengths, weaknesses and skills;

         (vi) information submitted by Company's customers, suppliers, employees, Employees or co-venturers with the Company for study, evaluation or use; and,

         (vii) any other information not generally known to the public or by actual or potential competitors of the Company, which, if misused or disclosed, could reasonably be expected to adversely affect Company's business.

(B) EMPLOYEE'S OBLIGATIONS TO MAINTAIN CONFIDENTIALITY

Employee acknowledges and agrees that:

         (i) all Confidential Information, whether written or unwritten, whether created by or conveyed to Employee, and however conveyed to Employee, is the sole and exclusive property of the Company and is regularly used by Company in the operation and conduct of its business, and that the unauthorized disclosure of Confidential Information would have a material adverse effect on the Company's business, operations and competitive position;

         (ii) Employee will not at any time divulge to any person, firm, or corporation, orally or in writing, directly or indirectly, in whole or in part, any Confidential Information, without the Company's explicit prior written consent;



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         (iii)    Employee will receive and maintain all Confidential
                  Information in strictest confidence using reasonable care;

         (iv) that any violation or breach of this Agreement may result in significant and irreparable injury to the Company, that a remedy at law may be inadequate, and that, in the event of any such violation or breach, the Company, in addition to any other relief to which it may be entitled, shall be entitled to temporary and permanent injunctive relief.

(C) EXCLUSIONS

Notwithstanding anything in this Agreement to the Contrary, Employee has no duty of non-disclosure with respect to Confidential Information that:

         (i) was in Employee's possession or already known to Employee without an obligation to keep it confidential, before such information was disclosed to Employee by Company, is publicly available at the time of disclosure or that becomes publicly available after disclosure other than through breach of this Agreement or other wrongful act;

         (ii) is disclosed by Employee with Company's prior written approval;

         (iii) is disclosed to Employee by a third party who is not in breach of an obligation of confidentiality to Employee; or,

         (iv) Employee develops independently other than through breach of this Agreement, or,

         (v)      is disclosed under operation of law.

(D) RETURN OF MATERIALS

Upon termination of employment or upon Company request at any time, Employee agrees to promptly deliver to Company:

         (i) all originals and copies of all memoranda, documents, notes, records, software programs, and other materials containing any of Company's Confidential Information, including all written or digital records and copies thereof; and,

         (ii) all equipment, files, software programs and any other tangible or intangible personal property belonging to Company.

(E) TERM

The provisions of this Section 2 shall apply to the entire term of Employee's employment with Company, including any period of employment or consulting prior to the date of this Agreement periods, shall survive the termination of the Employee's employment and shall continue for so long as the Employee remains in possession of Confidential Information.

2. INVENTIONS; COMPANY PROPERTY AND EXCLUSIONS

(A) DEFINITION OF INVENTIONS

As used in this Agreement, the term "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, business plans or strategies, or patentable or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests; provided that the term "Inventions" shall not be deemed to include those inventions, if any, listed on Schedule A attached hereto and incorporated herein by reference.



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(B) OWNERSHIP OF INVENTIONS

Without further compensation, Employee hereby agrees promptly to disclose to the Company, and hereby assigns and grants and agrees to assign and grant to the Company or its designee, its entire right, title, and interest in and to all Inventions which Employee may solely or jointly develop or reduce to practice during the period of employment and:

         (i)      which pertain to any line of business activity of the Company;

         (ii) which are aided by the use of time, material or facilities of the Company, whether or not during working hours; or,

         (iii) which relate to any of Employee's work of during the period of this Agreement, whether or not performed during normal working hours.

Notwithstanding anything else in this Section 2 to the contrary, no rights are hereby conveyed in Inventions, if any, made by Employee prior to the period of this Agreement and which are identified in Schedule A attached hereto and incorporated herein by reference (which Schedule attachment contains no confidential information).

(C) SECTION 2870 OF THE CALIFORNIA LABOR CODE

This Agreement does not apply to an Invention which qualifies fully under the provisions of Section 2870 of the Labor Code, a copy of which is attached hereto as Exhibit A. Employee agree to disclose all Inventions made by Employee during the term of this Agreement in confidence to the Company to permit a determination as to whether or not the Inventions should be the property of the Company.

(D) COPYRIGHTS, TRADEMARKS AND PATENTS

Company shall have the right to have all or any of the Inventions assigned and granted to Company pursuant to Section 2(b) above copyrighted, trademarked or patented with the government of the United States or any applicable state or foreign government agency in the name of Company and at Company's expense.

(E) EMPLOYEE'S ASSISTANCE

Employee agrees to provide all reasonable assistance to Company in preparing and prosecuting any and all proprietary rights applications pursuant to Section
2(d) above. In particular:

         (i) Employee agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in all or any of the Inventions assigned and granted to Company pursuant to Section 2(b) above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings;

         (ii) If Company is unable for any reason to secure any signatures from Employee, its partners or staff, to apply for or to pursue any application for any United States or foreign letters patent or mask work or copyright registration covering inventions, mask works or original works of authorship assigned to Company as above, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or mask work or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any

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                  patents, mask works or copyrights resulting from any such
                  application for letters patent or mask work or copyright registrations assigned hereunder to Company; and,

         (iii) Employee's obligation to provide such assistance shall beyond the termination of other services provided to Company under this Agreement, but Company shall compensate Employee at a reasonable rate for the time spent by Employee in rendering such assistance.

(F) RETURN OF MATERIALS

Upon termination of employment or upon Company request at any time while employed by the Company or thereafter, Employee agrees to promptly deliver to the Company all originals and copies of all memoranda, documents, notes, records, software programs, and other materials, including all written or digital records and copies thereof, containing or related to any of the Inventions assigned and granted to Company pursuant to Section 2(b) above, including any and all versions of any Company designs, patents, trademarks or copyrightable works, discoveries, formulae, processes, manufacturing techniques, trade secrets, improvements, ideas, business plans, product data and specifications, know-how, formulae, diagrams, flow charts, drawings, source code, object code, program listings, test results, processes, inventions, research projects and product development and any and all versions of any Company proprietary computer software and any documentation related thereto, without retaining any copies, notices or excerpts thereof.

3. MISCELLANEOUS

This Agreement:

         (i) is the entire Agreement between the Company and Employee shall supersede all prior agreements and understandings between the parties regarding these subjects;

         (ii) inures to the benefits of successors and assigns of Company and is binding on Employee's heirs and legal representatives;

         (iii) may not be changed or terminated orally, by or on behalf of either party, nor may it be modified by any oral representations or agreement;

         (iv) This Agreement shall be governed by the laws of the State of California excluding that body of law pertaining to conflicts of law, and if any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of the Agreement;

         (v)      does not create any agency or partnership relationship; and,

         (vi) does not in any way restrict the right of Company and Employee to terminate the employment relationship at will.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


THE RECOVERY NETWORK:

/s/ Donald Masters
------------------------
    Donald Masters
    Chairman of the Board


EMPLOYEE:

/s/ William Moses
-----------------------
    William Moses



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                                   SCHEDULE A

List of Inventions:

If none, initial here: __________

Otherwise, list inventions below:



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                                 EXHIBIT A

Section 2870 of the California Labor Code provides as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

     (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or,


     (2)  result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.